Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of CuraGen Corporation (the “Company”) for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Timothy M. Shannon, M.D., Chief Executive Officer and President of the Company, and Sean A. Cassidy, Vice-President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 7, 2009	By:	/s/ Timothy M. Shannon, M.D.
Timothy M. Shannon, M.D.
Chief Executive Officer and President
(principal executive officer of the registrant)

Dated: May 7, 2009	By:	/s/ Sean A. Cassidy
Sean A. Cassidy
Vice-President and Chief Financial Officer
(principal financial and accounting officer of the registrant)